                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              CALPROP CORPORATION
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              CALPROP CORPORATION
                             5456 MCCONNELL AVENUE
                         LOS ANGELES, CALIFORNIA 90066

                               ----------------

               NOTICE OF THE 1995 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 1995

                               ----------------

To the Shareholders of
Calprop Corporation:

  The 1995 Annual Meeting of Shareholders of Calprop Corporation, a California corporation, (the "Company"), will be held on May 25, 1995 at 2:00 p.m., local time, at the Red Lion Inn, 6161 Centinela Avenue, Culver City, California, for the following purposes, all as more fully set forth in the accompanying Proxy
Statement:

    1. To elect five directors of the Company;

    2. To consider and act upon an amendment to the Company's Director Stock Option Plan ("the Plan") increasing the annual grant of options to purchase shares of Common Stock per year from 5,000 to 7,500 shares;

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on April 5, 1995 as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Mark F. Spiro
                                          Vice President/Secretary/Treasurer

Dated: April 20, 1995

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                              CALPROP CORPORATION
                             5456 MCCONNELL AVENUE
                         LOS ANGELES, CALIFORNIA 90066

                               ----------------

                  PROXY STATEMENT FOR THE 1995 ANNUAL MEETING
                   OF SHAREHOLDERS TO BE HELD ON MAY 25, 1995

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is being mailed on or about April 20, 1995, to the shareholders of Calprop Corporation, a California corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be used at the 1995 Annual Meeting of the Shareholders of the Company to be held on May 25, 1995 (the "Meeting") and any adjournment or adjournments thereof. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the shareholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Meeting and any adjournment or adjournments thereof.

  The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. In addition to the use of the mails, some of the Company's directors, officers and regular employees, without extra compensation, may solicit proxies by telegram, telephone and personal interview.

  The Annual Report of the Company for year ended December 31, 1994 is being mailed to shareholders concurrently with the mailing of this Notice of Annual Meeting and Proxy Statement.

                                 VOTING RIGHTS

  The close of business on April 5, 1995 (the "Record Date") has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. On the Record Date, there were outstanding 4,813,641 shares of the Company's Common Stock, $1 par value ("Common Stock"), all of one class and all of which are entitled to be voted at the Meeting. Holders of such issued and outstanding shares of Common Stock are entitled to one vote for each share held by them.

  A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  Victor Zaccaglin, Chairman of the Board, Chief Executive Officer and President of the Company, beneficially owns approximately 33.3% of the outstanding shares of the Company's Common Stock entitled to be voted at the Meeting and has advised the Company that he intends to vote such shares for the nominees for director listed below and for the proposal being submitted to shareholders described herein. Other officers, directors and affiliates of the Company beneficially own in the aggregate approximately 16.8% of the outstanding shares of the Company's Common Stock entitled to be voted at the Meeting, and it is anticipated that such persons will vote for the proposal and for the nominees for director set forth below. Accordingly, if all such shares are voted for the proposal and for the nominees for director set forth below, no additional affirmative vote of the outstanding shares of the Company's Common Stock will be required for approval of the proposal and election of the nominees for director specified below.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of March 21, 1995 (unless otherwise indicated in the notes to the table), certain information concerning the beneficial ownership of the Company's equity securities of each person known by the Company to own beneficially five percent or more of the Company's Common Stock, the Company's only outstanding class of securities presently entitled to vote. A person is deemed to be the beneficial owner of securities, whether or not he has any economic interest therein, if he directly or indirectly has (or shares with others) voting or investment power with respect to the securities or has the rights to acquire such beneficial ownership within sixty days. The percentages set forth in the following table and in the table under the caption "Beneficial Ownership of Management" as to each person's ownership of the Company's Common Stock are based on the 4,813,641 shares of Common Stock outstanding on March 21, 1995, plus any shares which may be acquired upon exercise of stock options or the conversion of preferred stock held by such person which are exercisable or convertible on or within sixty days after such date. Accordingly, the percentages are based upon different denominators.

                                                    NUMBER OF SHARES
                  NAME AND ADDRESS OF                OF COMMON STOCK    PERCENT
                   BENEFICIAL OWNER               BENEFICIALLY OWNED(1) OF CLASS
                  -------------------             --------------------- --------
      Victor and Hannah Zaccaglin(2).............       4,316,026(3)      57.9%
      5456 McConnell Avenue
      Los Angeles, California 90066

      John Curci(4)..............................       2,394,293(5)      35.6%
      717 Lido Park Drive
      Newport Beach, California 92663

      Dimensional Fund Advisors, Inc.(6).........         238,903          5.0%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California 90401

- - --------
(1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in the table or included in filings with the Securities and Exchange Commission. Except as indicated in the notes to the table, each shareholder included in the table has sole voting and dispositive power with respect to the shares shown to be beneficially owned by such shareholder. The table may not reflect limitations on voting power and investment power arising under community property and similar laws.

(2) Various members of Victor and Hannah Zaccaglin's family own Common Stock of the Company. Although there is no agreement or understanding between such parties as to the holding or voting of their respective shares of Common Stock, it is anticipated that such persons (including John Curci) will vote for the slate of Directors as listed below and for the proposal described herein.

(3) This amount includes 2,349,662 shares of Common Stock acquirable upon the conversion of presently convertible Preferred Stock owned by Mr. Victor Zaccaglin on March 21, 1995. This amount also includes 290,000 shares acquirable under options which were exercisable by Mr. Zaccaglin on or within sixty (60) days after March 21, 1995. This amount also includes 73,368 shares (1.5%) held in trust by Victor and Hannah Zaccaglin for the benefit of their children and relatives.

(4) John Curci is Victor Zaccaglin's cousin.

(5) This amount includes 1,909,273 shares of Common Stock acquirable upon the conversion of presently convertible Preferred Stock owned by Mr. John Curci on March 21, 1995.

(6) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 238,903 shares of the Company's Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. According to an amended Schedule 13G dated as of February 09, 1995 filed by Dimensional with the Securities and Exchange Commission, Dimensional has sole dispositive power over all of such 238,903 shares and sole voting power over 169,125 of such shares. In addition, according to the Schedule 13G, persons who are officers of that company serve as officers of an open-end investment company and in such capacity vote the balance of 69,178 shares.

BENEFICIAL OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of March 21, 1995, certain information concerning the beneficial ownership of the equity securities of the Company of
(i) each director and nominee for director of the Company, (ii) each executive officer of the Company covered by the Summary Compensation Table below and
(iii) all directors and executive officers of the Company as a group.

                                               NUMBER OF SHARES OF
             NAME AND ADDRESS OF                   COMMON STOCK        PERCENT
               BENEFICIAL OWNER              BENEFICIALLY OWNED (1)(2) OF CLASS
             -------------------            -------------------------- --------
   William E. McKenna......................            25,000            0.5%
   John L. Curci(3)........................           171,530            3.6%
   Ronald S. Petch(4)......................           240,115            4.8%
   Angelo Leparulo.........................            15,000            0.3%
   Victor Zaccaglin(5).....................         4,316,026           57.9%
   All Directors and Executive Officers as
    a group (7 persons)....................         4,862,671           63.3%

- - --------
(1) See Note 1 to the preceding table.

(2) Includes the following numbers of shares of Common Stock acquirable under options which were exercisable on or within sixty days after March 21, 1995: William E. McKenna, 15,000; Angelo Leparulo, 15,000; Ronald S. Petch, 189,000; Victor Zaccaglin, 290,000; John L. Curci, 15,000; all Directors and Executive Officers as a group, 586,000.

(3) John L. Curci is the son of Mr. Zaccaglin's cousin, John Curci, who is a principal shareholder of the Company. See "Beneficial Ownership of Principal Shareholders," above.

(4) Mr. Petch is Victor Zaccaglin's nephew.

(5) See Notes 2 and 3 to the preceding table.

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company is comprised of five directors each of whom is standing for election at the annual meeting. Each director elected at the meeting will hold office for a term expiring at the 1996 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

  It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the five nominees named below. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee or nominees as may be selected by the Board of Directors. The candidates receiving a plurality of the votes of the shares present and entitled to vote at the meeting in person or by proxy will be elected.

  Set forth below is certain information regarding the nominees for director of the Company. The nominees for director named below are presently serving as directors of the Company for terms expiring at the Meeting.

NOMINEES FOR ELECTION AS DIRECTORS

                                PRINCIPAL OCCUPATION           DIRECTOR
        NAME        AGE AND OTHER POSITIONS WITH THE COMPANY    SINCE
        ----        --- ------------------------------------   --------
 John L. Curci       58 General Manager and Partner, Curci-      1986
                        Turner Company (1986 to Present);
                        Owner and Officer of Val Vista Es-
                        tates, Inc. (August, 1976 to Pres-
                        ent); Owner and President of Lido
                        Management Co. (1964 to Present);
                        Managing Partner of Bristol Company,
                        HCH Developments, and Morro Shores.

 Angelo Leparulo     67 Formerly Executive Vice President of     1986
                        Occidental Petroleum Corporation;
                        formerly Chairman of Occidental En-
                        gineering Corp. and Occidental Re-
                        source Recovery System Inc. and
                        formerly President of Occidental
                        International Engineering Co. and
                        Occidental LNG Corp.

 Ronald S. Petch     50 President of the Company since No-       1974
                        vember, 1993 and prior to that he
                        served as Executive Vice President,
                        Operations since February, 1992.

 William E. McKenna  75 Since December, 1977, general part-      1981
                        ner of MCK Investment Company (pri-
                        vate investment company) in Beverly
                        Hills, CA. Director of the following
                        publically traded companies: Drexler
                        Technology Corp., WMS Industry Inc.,
                        Williams Hospitality Group, Inc.,
                        California Amplifier, Inc., Safe-
                        guard Health Enterprises, Inc.,
                        Midlantic Corp., and Midlantic Na-
                        tional Bank.

 Victor Zaccaglin    74 Chairman of the Board and Chief Ex-      1961
                        ecutive Officer of the Company since
                        1961 and also President from 1961 to
                        October, 1987 and from March, 1992
                        to November, 1993.


BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of four regular meetings during 1994. No director attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings of all committees of the Board on which he served.

  The Company has an Audit Committee, the function of which is to assist the Board of Directors in fulfilling its responsibilities with respect to corporate accounting, auditing, and reporting practices. In performing such function, the Audit Committee is responsible for selecting the firm of certified public accountants to be retained as the Company's auditors and maintains a direct line of communication with the Company's independent auditors. The Audit Committee held two meetings during 1994. Its current members are Messrs. Leparulo and McKenna (the Chairman of the Audit Committee).

  The Company also has a Compensation Committee which authorizes and reviews officers' compensation. This committee held one meeting during 1994, and its current members are Messrs. McKenna, Leparulo and Zaccaglin.

  The Company has no Nominating Committee.

             COMPENSATION AND IDENTIFICATION OF EXECUTIVE OFFICERS;
                          TRANSACTIONS WITH MANAGEMENT

EXECUTIVE COMPENSATION

  The following table sets forth as to the Chief Executive Officer and the President of the Company information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal year ended December 31, 1994, and the two preceding fiscal years. No other executive officer received more than $100,000 in annual salary and bonus during 1994.

SUMMARY COMPENSATION TABLE

                               ANNUAL
                           COMPENSATION(1)   LONG-TERM COMPENSATION
                         ------------------- -----------------------
                                             RESTRICTED                 ALL OTHER
   NAME AND POSITION     YEAR  SALARY  BONUS  STOCK(4)  STOCK OPTION COMPENSATION(5)
   -----------------     ---- -------- ----- ---------- ------------ ---------------
Victor Zaccaglin(2)      1994 $185,000 $-0-   $   -0-     100,000        $1,470
 Chairman of the Board,  1993  185,600  -0-   $20,625     130,000           569
 Chief Executive Officer 1992  185,600  -0-       -0-     130,000           230
  and Director

Ronald S. Petch(3)       1994 $125,000 $-0-   $15,000      70,000          $-0-
 Director, Chief         1993  110,008  -0-   $13,750     100,000           -0-
  Operating Officer      1992   97,300  -0-   $28,750     139,000           -0-
  and President

- - --------
(1) Does not include certain amounts paid by the Company which may have value to the recipient as personal benefits. Although such amounts cannot be precisely determined, the Company has concluded that the aggregate amount thereof does not exceed 10% of the cash compensation of Mr. Zaccaglin nor that of Mr. Petch.

(2) Mr. Zaccaglin, age 74, has been Chairman of the Board and Chief Executive Officer of the Company since 1961. He was President from March, 1992 to November, 1993 and prior to that from 1961 to October, 1987.

(3) Mr. Petch, age 50, has been President since November, 1993 and prior to that was Vice President, Operations of the Company since February 1992. Since 1974, he has been a director of the Company, and from March 1981 until February 1992, he was engaged in real estate investments, development and marketing.

(4) Based upon the closing market price of shares of the Company's Common Stock on the date of the restricted stock award multiplied by the number of shares awarded. Mr. Zaccaglin has received the following awards of restricted stock: 20,000 shares on December 31, 1991, valued at $50,000.00 and 30,000 shares on December 31, 1993, valued at $22,500.00. Mr. Petch has received 10,000 shares on February 2, 1992, valued at $28,750.00, 20,000 shares on October 6, 1993, valued at $15,000.00 and 20,000 shares on October 6, 1994, valued at $15,000.00. 20% of each award vests on the anniversary date of each grant, resulting in Mr. Zaccaglin and Mr. Petch holding a total of 18,000 and 8,000 vested shares, respectively, as of December 31, 1994.

(5) Such other compensation represents the amount of insurance premiums paid by the Company with respect to term life insurance for the benefit of Mr. Zaccaglin.

  In addition to Mr. Zaccaglin and Mr. Petch, the Company currently has two other executive officers: Mark F. Spiro, age 43, has been employed by the Company since November 1993 as its Vice President of Finance, Secretary and Treasurer. From July 1989 until September 1993 he was employed as chief financial officer at Inco Homes, a residential builder in Southern California. His areas of responsibility included oversight of the company's accounting and financing activities. Mr. Spiro served as controller for Inco Homes and assistant controller of MCG and Associates from 1983 to 1989. Richard Greene, age 48, is a Vice President of the Northern California Division of the Company. He has been employed by the Company since July 1985, and prior to September 1991, was a Senior Project Manager for the Company. All of the Company's executive officers serve at the pleasure of the Board of Directors.

OPTION GRANTS IN LAST FISCAL YEAR

  Shown below is information on grants of stock options pursuant to the 1993 Stock Option Plan during the fiscal year ended December 31, 1994 to Mr. Zaccaglin and Mr. Petch, the executive officer of the Company named in the foregoing Summary Compensation Table. Pursuant to the Securities and Exchange Commission rules, the table also shows the value of the options granted at the end of the five year option period if the stock price were to appreciate annually by 5% and 10% respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                            PERCENTAGE OF
                          NUMBER OF SHARES  TOTAL OPTIONS
                          OF COMMON STOCK    GRANTED TO    EXERCISE
                         UNDERLYING OPTIONS EMPLOYEES IN     PRICE    EXPIRATION
NAME                         GRANTED(1)         1994      (PER SHARE)    DATE
- - ----                     ------------------ ------------- ----------- ----------
Victor Zaccaglin........      100,000           37.0%        $.825     10-04-99
Ronald S. Petch.........       70,000           25.9%        $.75      10-04-04

- - --------
(1) Such options were all granted under the Company's 1993 Stock Option Plan. The purchase price of shares covered by such stock options may not be less than the fair market value of the Company's Common Stock at the date of grant. The term of each such option and the increments in which it is exercisable are determined by the committee which administers the 1983 and 1993 Plans, provided that no option may have a term of more than 10 years from the date of grant and no option may be exercised by a holder prior to one year of continued employment with, or service as a director for, the Company.

FISCAL YEAR END OPTION VALUES

  Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted under the 1993 Stock Option Plan and in prior years under the 1983 Stock Option Plans to Mr. Zaccaglin and Mr. Petch. Neither Mr. Zaccaglin nor Mr. Petch exercised any stock options during 1994.

                                NUMBER OF SHARES OF
                              COMMON STOCK UNDERLYING
                                    UNEXERCISED          VALUE OF UNEXERCISED
                                  OPTIONS HELD AT       IN-THE-MONEY OPTIONS AT
                                 DECEMBER 31, 1994         DECEMBER 31, 1994
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- - ----                         ----------- ------------- ----------- -------------
Victor Zaccaglin............   290,000         -0-         -0-          -0-
Ronald S. Petch.............   119,000      70,000         -0-          -0-

COMPENSATION OF DIRECTORS

  Each director of the Company (other than Mr. Zaccaglin and Mr. Petch since his appointment as an officer) receives compensation of $3,000 per quarter for serving as a director and no additional fees for serving as a member of any committee of the Board of Directors. All directors of the Company (except directors serving on the Stock Option Committee) are eligible to receive stock options under the Company's 1983 Stock Option Plan and under the 1993 Stock Option Plan. All non-employee directors then serving on the Stock Option Committee are eligible to receive stock options under the Company's Director Stock Option Plan, described below.

DIRECTOR STOCK OPTION PLAN

  The Company maintains the Calprop Corporation Director Stock Option Plan (the "Director Option Plan") which authorizes the granting of options to purchase a maximum of 100,000 shares of the Company's Common Stock to non-employee directors of the Company who are serving on the Company's Stock Option Committee. The Board of Directors has adopted an amendment to the Director Option Plan. The amendment and the terms of the Plan are described below in "Proposal to Approve an Amendment to the Company's Stock Option Plan."

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

  In January 1991, the Company formed a limited partnership (the "Limited Partnership") with Curci-Turner Company, a California general partnership ("Curci-Turner"), for development of real property owned by the Company located in Oceanside, California. The Company is the general partner of the Limited Partnership and Curci-Turner is the limited partner of the Limited Partnership. John Curci, a principal shareholder of the Company, is a general partner of Curci-Turner (with a 50% ownership interest therein) and John L. Curci, the son of John Curci and a director of the Company, is also a general partner of Curci-Turner (with a 25% ownership interest therein). Curci-Turner loaned $3,000,000 to the Company, secured by a deed of trust on the Oceanside real property, the proceeds of which loan were used by the Company to pay off the existing loan on the real property. The Company then contributed the Oceanside, California real property to the Limited Partnership, subject to the deed of trust in favor of Curci-Turner, and the Limited Partnership assumed the Company's loan from Curci-Turner which is at bank prime rate plus 2%, or 12%, whichever is higher. The Limited Partnership was dissolved in June 1992, by returning to Curci-Turner its capital contributions of $230,603. In March 1993, the land was taken by the State of California through eminent domain. The Company has received a deposit of probable compensation of $2,332,000 and has reduced the note to $668,000 which has been converted to a general corporate note. The interest paid in 1993 was $56,441. Curci-Turner exchanged all principal due (consisting of $668,000) for 521,875 shares of Preferred Stock convertible to 668,000 shares of Common Stock.

  In October 1993 and March and June 1994, Curci-Turner made a construction loans up to a maximum of $2,000,000 each, at 10% interest, to the Company for the construction of the first, second and third 25 units of the Summertree Park project. In addition to the interest payable to Curci-Turner, the loan contains a profit sharing provision which provides for the payment to Curci-Turner of 50% of "Net Sales Proceeds" as defined in the agreement (which is comparable to gross profit) upon the sale of the units in the Project. As of December 31, 1994, the Company had repaid these loans in their entirety.

  In 1994, Curci-Turner made additional construction loans up to a maximum of $2,750,000 and $1,000,000 at interest rates of 12% and 10%, respectively, to the Company for the construction of the Cypress Cove project. In addition to the interest payable to Curci-Turner, the loans required loans fees of 10 and
0.75 points, respectively. As of December 31, 1994, the Company owed $2,150,000 and $232,084, respectively, on these loans. These loans are due on December 31, 1995 and February 28, 1995, respectively. The remaining balance of this $1,000,000 loan was re-paid in its entirety prior to February 28, 1995. Management expects to re-pay the remaining balance of the $2,750,000 loan during 1995.

  In September 1994, Curci-Turner loaned $2,000,000 to the Company, secured by a deed of trust on the Mission Gorge real property, at an interest rate of 10% which is due in September 1997. In addition to the interest payable to Curci-Turner, the loan contains a profit sharing provision which provides for the payment to Curci-Turner of 50% of "Net Sales Proceeds" as defined in the agreement (which is comparable to gross profit) upon sale of the units in the Project. As of December 31, 1994, the Company owed $2,000,000. Management expects to re-pay this loan off prior to its due date.

  As of March, 1994, Curci-Turner has committed to make an additional loan of $4,000,000 to purchase 120 lots in Laguna Oaks in Sacramento County, California at an interest rate of prime plus 1.5%. In addition to the interest payable to Curci-Turner, the loan contains a profit sharing provision which provides for the payment to Curci-Turner to 40% of "Net Sales Proceeds" as defined in the agreement (which is comparable to net profit before income taxes) upon sale of the units in the Project.

  During 1994, Mr. Zaccaglin made additional loans to the Company to help its cash flow requirements. Loans were made in March 1994 totaling $800,000, bearing interest at an annual rate of 10%. As of December 31, 1994, there were loans totaling $500,000 to the Company by Mr. Zaccaglin.

  In March 1994, the Company sold its headquarters building in Marina Del Rey, California in an arms-length transaction and entered into a three year lease in the same building. The Company owned a one-third interest in the headquarters building. The remaining two-thirds interest in the building was owned by the estate of a relative of Victor Zaccaglin and leased back to the Company. The Company's annual rental payments through March 1994 were approximately $18,600 which approximated the amount required to service the debt on the building and provide an annualized yield of 10% to the estate of such relative.

               PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                           DIRECTOR STOCK OPTION PLAN

  In 1992, the shareholders approved the Calprop Corporation Director Stock Option Plan (the "Director Option Plan") which authorized the granting of options to purchase a maximum of 100,000 shares of the Company's Common Stock to non-employee directors of the Company and its subsidiaries who are serving on the Company's Stock Option Committee. The Director Option Plan was adopted in order to permit non-employee directors of the Company who serve on the Stock Option Committee administering the Company's 1983 and 1993 Stock Option Plans to continue to be eligible to receive stock options without adversely affecting the qualification of the 1993 Plan under Rule 16b-3 under the Securities Exchange Act of 1934 in accordance with certain new rules adopted by the Securities and Exchange Commission in 1991. The Director Option Plan currently provides for annual grants of options to purchase 5,000 shares of the Company's Common Stock to members of the Company's Stock Option Committee on the date of the organizational meeting of the Board of Directors of the Company (which is the first meeting of the Board following the Company's Annual Meeting of Shareholders). The Board of Directors has adopted, subject to shareholder approval, an amendment to the Director Option Plan to increase the annual grant to members of the Company's Stock Option Committee to provide for the annual grant of options to purchase 7,500 shares of the Company's Common Stock. The principal features of the Director Option Plan, as proposed to be amended, are summarized below.

TERMS OF THE DIRECTOR OPTION PLAN

  The Director Option Plan authorizes the granting during the period concluding on October 30, 2001, of stock options to purchase an aggregate of 100,000 shares of the Company's Common Stock. Persons who are incumbent directors of the Company who are not at the time employees of the Company or any subsidiary of the Company and who are serving on the Company's Stock Option Committee are the only persons eligible to participate in the Director Option Plan. If this amendment is approved by the shareholders, Messrs. McKenna and Leparulo, the current members of the Stock Option Committee, will receive a grant of options to purchase 7,500 shares of Common Stock on the date of the 1995 organizational meeting.

  The Director Option Plan is administered by the Board of Directors of the Company which has the authority, subject to the terms of the Director Option Plan, to prescribe, amend and rescind rules and regulations pertaining to the Plan and the administration thereof. There are no limitations as to the maximum or minimum number of shares that may be optioned to any one individual; however, the Director Option Plan by its terms, as proposed to be amended herein, will provide for annual grants of options to purchase 7,500 shares of the Company's Common Stock on the date of the organizational meeting of the Board of Directors of the Company (which is the first meeting of the Board following the Company's Annual Meeting of Shareholders).

  The purchase price of shares covered by an option granted under the Director Option Plan shall be the fair market value (as defined in the Plan) of the Company's Common Stock on the date of grant of the option. Generally, fair market value is defined as the closing price for such stock on the American Stock Exchange on the date of grant.

  Each option granted under the Director Option Plan becomes exercisable in full on the first anniversary of the date on which it was granted, provided that no such option may be exercised after the expiration of ten years from the date of grant. Shares covered by the unexercised portion of any terminated or expired option may again be the subject of further options under the Director Option Plan.

  Upon any exercise of an option granted under the Director Option Plan, the purchase price of the shares purchased upon such exercise shall be paid in full in cash. The Company will receive no consideration upon the grant of any option under the Director Option Plan. Cash proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the Director Option Plan will constitute general funds of the Company which may be used for general corporate purposes.

  Under the Director Option Plan, if an optionee's service as a director of the Company is terminated for any reason, the number of shares purchasable under any options granted thereunder held by such optionee is limited to the number of shares which are purchasable by him at the date of such termination. If an optionee ceases to serve as a director for any reason other than such optionee's death, the option will expire unless exercised by him within sixty days after the date of such termination. If termination of his services as a director occurs by reason of his death, the option will expire unless exercised by the optionee's successor within one year after the date of death.

  Options granted under the Director Option Plan are exercisable only by the optionee during his lifetime and are not transferable except by will or the laws of descent and distribution.

  In the event of any change in the Common Stock by reason of recapitalization, reclassification, stock splitup, combination of shares, stock dividend, or like capital adjustment, the Director Option Plan provides that the Board of Directors shall make appropriate adjustments in the aggregate number, class and kind of shares available for option grants under the Director Option Plan or subject to outstanding options thereunder and also make appropriate adjustments in the per share exercise price of outstanding options.

  In the event of the merger, consolidation or other reorganization of the Company, or in the event of any dissolution or liquidation of the Company, the Director Option Plan provides that the Board of Directors shall elect either to
(i) appropriately adjust the number, class, kind and exercise price of shares subject to all outstanding options thereunder and shares which may become subject to options granted thereafter, or (ii) terminate the Director Option Plan and any options theretofore granted thereunder, subject to the right of optionees under the Director Option Plan to exercise, in whole or in part (including the portions of options which may not otherwise have been exercisable due to any insufficient passage of time), their options during a period of not less than thirty days following notification by the Company of the event causing such termination.

  The Director Option Plan may be amended, suspended or terminated by the Board of Directors of the Company at any time, except that no amendment of the Plan may, without shareholder approval, change the number of shares subject to the Plan (except pursuant to adjustments of the types described above), change the designation of the class of directors eligible to receive options or materially increase the benefits accruing to participants under the Plan. The Board of Directors of the Company also has the right to modify, extend or renew outstanding options granted under the Director Option Plan or to authorize the grant of new options in substitution therefor, provided that no such action may affect, without his consent, any right or obligation of an optionee under an option previously granted to him and except that no such power shall be exercised in a manner which would adversely affect the qualification of the Director Option Plan or any other stock related plan of the Company under Rule 16b-3 under the Securities Exchange Act of 1934. No options may be granted under the Director Option Plan after its termination on October 30, 2001.

NUMBER OF OPTIONS GRANTED UNDER DIRECTOR OPTION PLAN

  As of the date of this Proxy Statement, since the adoption of the Director Option Plan in 1992 options to purchase a total of 15,000 and 15,000 shares have been granted under the Director Option Plan to Messrs. McKenna and Leparulo, respectively, at exercise prices ranging from $0.75 to $2.50.

FEDERAL INCOME TAX CONSEQUENCES

  Options granted under the Director Option Plan will not constitute "incentive stock options" as defined in the Internal Revenue Code of 1986, as amended, but rather will constitute "nonstatutory" options. No federal income tax consequences result from the grant of a nonstatutory stock option. Generally, an optionee will recognize ordinary income upon exercise of a nonstatutory stock option in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired upon exercise of the option and the aggregate exercise price for such shares. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by an optionee as a result of the exercise of a nonstatutory stock option. The preceding discussion under the heading "Federal Income Tax Consequences" is based on federal tax laws and the regulations as in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the Director Option Plan.

APPROVAL AND RECOMMENDATION OF BOARD OF DIRECTORS

  Approval of the amendment to the Director Option Plan by the shareholders of the Company will require the affirmative vote of a majority of the shares of Common Stock present and represented at the Meeting.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S DIRECTOR STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN UNLESS A VOTE AGAINST THE AMENDMENT OR ABSTENTION IS SPECIFICALLY INDICATED.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche served as the Company's auditors in 1994. The Audit Committee of the Board of Directors has selected Deloitte & Touche as the independent public accountants of the Company for 1994 and considers Deloitte & Touche to be well qualified. If Deloitte & Touche shall decline to act, or otherwise become incapable of acting, or if its engagement is otherwise terminated by the Board of Directors or the Audit Committee (none of which events are currently anticipated), in any such case, the Audit Committee will appoint other auditors for 1994. A representative of Deloitte & Touche will be present at the annual meeting where he or she will be given an opportunity to make a statement if he or she so desires and will be available to respond to questions raised during the meeting.

  The Company's Audit Committee approves in advance all audit and non-audit services to be performed by the Company's independent public accountants and considers the possible effect on the independence of the accountants. No relationship exists between the Company and Deloitte & Touche other than the usual relationship between independent public accountants and client.

                             SHAREHOLDER PROPOSALS

  A shareholder proposal intended to be presented at the Company's next annual shareholders meeting must be received by the Company at its principal executive offices on or before January 2, 1996, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

  The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented at the meeting.

                                          Mark F. Spiro
                                          Vice President/Secretary/Treasurer

Dated: April 20, 1995

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                                 APPENDIX "A"

                          DIRECTOR STOCK OPTION PLAN

1.   Purpose.

     The purpose of this Director Stock Option Plan (the "Plan") of Calprop Corporation (the "Company") is to encourage ownership in the Company by its outside directors who serve on the Stock Option Committee of the Board of Directors and thus to provide them with a further incentive to continue to serve as directors of the Company and to serve on the Stock Option Committee since their service on such Committee renders them unable to receive options under the Company's 1983 Stock Option Plan without jeopardizing the qualification of the 1983 Plan under Rule 16b-3 of the Securities Exchange Act of 1934. The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board which may occur in the future with respect to outside directors serving on the Stock Option Committee.

2.   Administration.

     The Plan will be administered by the Board of Directors (the "Board") of the Company.

     Subject to the express provisions of the Plan, including the following paragraph 3, the Board will have authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the Plan.

3.   Amendment of the Plan.

     Without approval of the shareholders, no revision or amendment of the Plan shall change the number of shares subject to the Plan (except as provided in Paragraph 10), change the designation of the class of directors eligible to receive options or materially increase the benefits accruing to participants under the Plan. Subject to the preceding sentence, the Board shall have the authority to suspend or discontinue the Plan or amend it in any respect whatsoever.

4.   Participation in the Plan.

     Persons who are now or shall become incumbent directors of the Company who are not at the time employees of the Company or any subsidiary of the Company and who serve on the Stock Option Committee shall be eligible to participate in the Plan. A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant to the Company or its subsidiaries on a regular or occasional basis for a stated consideration.

5.   Stock Subject to the Plan

     The stock subject to the Plan shall consist of 100,000 shares of the $1.00 par value Common Stock of the Company ("Common Stock"). Such shares may, as the Board shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company.

6.   Stock Options

     Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     A. Option Grant Dates. Options shall be granted to each eligible director automatically on the date of the scheduled organizational meeting of the Board in May of each year (which is the first meeting of the Board following the Company's Annual Meeting of Shareholders).

     B. Number of Shares. Each annual grant commencing with the grant to be made in May 1992 (assuming shareholder approval of the Plan at the 1992 Annual Meeting of Shareholders) shall constitute a grant to each eligible director of options to purchase 7,500 shares of Common Stock.

     C. Option Price Per Share. All options granted hereunder shall be exercisable at the price per share equal to the Fair Market Value of the Common Stock on the date of the grant of the option. "Fair Market Value" for purposes of this Plan shall be defined as the closing selling price at which shares of the Common Stock were traded on the American Stock Exchange on the date of grant or, if the Common Stock was not traded on said date, upon the basis of the closing selling price on the date nearest preceding the date of grant.

     D. Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged, or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

     E.   Period of Option. Each option granted under this Plan shall become
          ----------------
     exercisable on the first anniversary of the date upon which it was granted. Except for earlier termination as provided below, no option shall be exercisable after the expiration of ten (10) years from the date upon which such option was granted. In the event of the death of an optionee while a director of the Company, the option privileges of said optionee shall be limited to the shares which were immediately purchasable by such optionee at the date of death and such option privileges shall expire unless exercised by said optionee's successor within one (1) year after the date of death. In the event that an optionee ceases to serve as a director of the Company other than by reason of death of the optionee, the option privileges of such optionee shall be limited to the shares which were immediately purchasable by him at the date of such termination and such option privileges shall expire unless exercised by him within sixty (60) days after the date of such termination.

     F.   Exercise of Options. Options may be exercised only by written notice
          -------------------
     to the Company at its corporate office accompanied by payment of the full consideration for the shares as to which they are exercised, including any federal, state, and/or local income tax withholding amount due in connection with the exercise. The purchase price, together with any income tax withholding amount due, is to be paid in full to the Company upon the exercise of the option by personal check payable to the order of the Company.

     G. Nonstatutory Options. No option granted hereunder shall constitute an "incentive stock option" as that term is defined in the Internal Revenue Code of 1986, as amended.

7.   Modification, Extension, and Renewal of Options

     The Board shall have the power to modify, extend or renew outstanding options and authorize the grant of new options in substitution therefor, provided that such power may not be exercised in a manner which would (i) alter or impair any rights or obligations of any option previously granted without the written consent of the optionee or (ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision.

8.   Assignment

     The rights and benefits under this Plan may not be assigned and any attempted assignment of such rights and benefits shall be null and void.

9.   Limitation of Rights

     A. No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     B. No Stockholders' Rights for Optionees. An optionee or his representative shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him or his representative of a stock certificate therefor, and except as provided in paragraph 10 below, no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

10.  Adjustments

          (i) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board in the number, kind and exercise price of shares for the purchase of which options have theretofore been or may thereafter be granted under the Plan.

          (ii) In the event that the Company shall determine to merge, consolidate or enter into any other reorganization with or into any other corporation, or in the event of a dissolution or liquidation of the Company, then in any such event, at the election of the Board, (a) appropriate adjustment shall be made by the Board in the number, kind and exercise price of shares for the purchase of which options have theretofore been and/or may thereafter be granted under the Plan, or (b) the Plan and any options theretofore granted under the Plan shall terminate as of the date of such merger, consolidation, reorganization, dissolution or liquidation, provided that written notice of such event shall have been given to each optionee not less than thirty (30) days prior to the date of such event. Upon any election by the Board pursuant to the provisions of clause (b) of this subparagraph
     (ii), each optionee shall have the right during the period commencing on the date the notice referred to in said clause (b) is given and concluding on the date of such merger, consolidation, reorganization, dissolution or liquidation,, as the case may be, to exercise such optionee's outstanding and unexercised stock options, including shares as to which such options would not otherwise have been exercisable by reason of an insufficient lapse of time.

          (iii) All adjustments and determinations under this paragraph 10 shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

11.  Effective Date and Duration of the Plan

     The effective date of the Plan shall be the date of its adoption by the Board of Directors of the Company, provided, however, that in the event that shareholder approval of the Plan is not secured on or before the first anniversary of such adoption, the Plan shall thereupon terminate. Any options granted prior to the aforesaid shareholder approval being secured shall be subject to such approval being secured. The Plan shall terminate ten (10) years after the effective date of the Plan (the "Automatic Termination Date") unless earlier terminated due to a lack of shareholder approval or discontinuance by the Board. No option may be granted during any suspension or termination of the Plan. If the Plan is terminated by the Board or is terminated due to the arrival of the Automatic Termination Date, the rights of the holder of any option outstanding on such date of termination shall not be affected.

12.  Use of Proceeds

     The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

13.  Compliance with Law, etc.

     Notwithstanding any other provision of this Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of the following conditions:

          (i) the satisfaction of withholding tax or other withholding liabilities;

          (ii) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (iii) the obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

14.  Notice

     Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

15.  Governing Law

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of California and construed accordingly.

PROXY                         CALPROP CORPORATION                          PROXY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1995 ANNUAL MEETING
                                OF SHAREHOLDERS.

  The undersigned shareholder of CALPROP CORPORATION hereby appoints Victor Zaccaglin and William E. McKenna and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 1995 Annual Meeting of Shareholders of CALPROP CORPORATION to be held on May 25, 1995 at the Red Lion Inn, 6161 Centinela Avenue, Culver City, California at 2:00 P.M., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting on the following:

(1) Election of five Directors to serve until the 1996 Annual Meeting of Shareholders of CALPROP CORPORATION and until their successors are duly elected and qualified.

FOR ALL NOMINEES LISTED BELOW                         WITHHOLD AUTHORITY
(except as marked to the                              to vote for all nominees
contrary below) [_]                                   listed below [_]

NAMES OF NOMINEES: William McKenna, John L. Curci, Ronald S. Petch, Angelo Leparulo, and Victor Zaccaglin

(INSTRUCTIONS: To withhold authority for a nominee write that nominee's name in the space provided below.)

- - --------------------------------------------------------------------------------

(2) Approval of an amendment to the Company's Director's Stock Option Plan to increase the annual grant of options to purchase shares of Common Stock per year from 5,000 to 7,500, as described in the Proxy Statement dated April 20, 1995.

                        FOR [_] AGAINST [_] ABSTAIN [_]

(3) In their discretion, upon all matters as may properly come before the meeting or any adjournment or adjournments thereof.

                  (Continued, and to be signed on other side)



  THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND ALL OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

  The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

  The undersigned hereby revokes any prior proxy and ratifies and confirms all the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

  The undersigned hereby acknowledges receipt of the Notice of the 1995 Annual Meeting of Shareholders and accompanying Proxy Statement dated April 20, 1995.

                                              Dated _____________________, 1995

                                              ---------------------------------
                                                          Signature

                                              ---------------------------------
                                                          Signature

                                              IMPORTANT: In signing this
                                              Proxy, please sign your name or
                                              names in the same way as shown
                                              at left. When signing as a
                                              fiduciary, please give your full
                                              title. If shares are registered
                                              in the names of two or more
                                              persons, each should sign.

  IMPORTANT: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.